UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 44th Floor New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2025, Stepstone Private Credit Fund LLC (the “Company”), through a special purpose wholly-owned subsidiary, Stepstone SPV Facility III LLC (“SPV Facility III”), as borrower, entered into an amendment agreement dated as of May 14, 2025 (the “Wells Fargo Third Amendment”) to that certain Loan and Security Agreement with Wells Fargo Bank, National Association, as the administrative agent, UMB Bank, National Association, as the collateral agent, and the lenders party thereto from time to time, dated as of December 1, 2023 (as amended, including by the Wells Fargo Third Amendment, the “Wells Fargo Loan and Security Agreement”), which provides SPV Facility III with a revolving credit facility (giving effect to the Wells Fargo Third Amendment, the “Wells Fargo SPV III Credit Facility”). The Wells Fargo Third Amendment, among other changes, increased the aggregate commitments by the lenders under the Wells Fargo SPV III Credit Facility to $750,000,000.

The Wells Fargo SPV III Credit Facility requires payment of a non-use fee by SPV Facility III equal to, (i) during the six-month period following the date of the Wells Fargo Third Amendment, 0.50% on the difference between the daily outstanding balance under the Wells Fargo SPV III Credit Facility relative to the maximum amount of available commitments at such time up to 65% of the maximum amount of available commitments, plus 2.00% on any such amount in excess of 65% of the maximum amount of available commitments, and (ii) after the initial six-month period following the date of the Wells Fargo Third Amendment, 0.50% on the difference between the daily outstanding balance under the Wells Fargo SPV III Credit Facility relative to the maximum amount of available commitments at such time up to 35% of the maximum amount of available commitments, plus 2.00% on any such amount in excess of 35% of the maximum amount of available commitments.

The foregoing description of the Wells Fargo Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Wells Fargo Third Amendment attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Loan and Security Agreement, dated as of May 14, 2025, by and among the Company, as collateral manager and as equityholder, StepStone SPV Facility III LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and lender, and Raymond James Bank, as a lender.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer